Exhibit 99.1

FOOTHILL INDEPENDENT BANCORP

2005 MANAGEMENT PERFORMANCE COMPENSATION PLAN

1. Purpose and Administration of the Plan.

1.1 Purpose. The Board of Directors of Foothill Independent Bancorp (the “Company”) has established net income and other financial performance goals for the Company (the “Corporate Performance Goals”) for fiscal 2005, the achievement of which is intended to enhance the net earnings and price performance of the Company’s shares. The purpose of the 2005 Management Performance Compensation Plan (the “2005 Performance Plan” or the “Plan”) is to assist the Company to achieve those Corporate Performance Goals by rewarding the executive officers and other management employees of the Company and its subsidiaries (the “Participants”) for contributing to the Company’s achievement of those Corporate Performance Goals.

1.2 Administration of the 2005 Performance Plan. The 2005 Performance Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), the members of which are non-employee directors. The Committee shall have the authority to interpret and construe the 2005 Performance Plan and to adopt all necessary rules and regulations for administering the 2005 Plan. All decisions and determinations of the Committee with respect to the 2005 Performance Plan shall be final and binding on the Company, all Participants and the Participants’ respective heirs and beneficiaries who may become entitled to receive benefits under the Plan pursuant to the laws of descent and distribution.

2. Plan Participants.

2.1 Executive Officers. The Compensation Committee has designated the following Executive Officers of the Company as Participants in the 2005 Performance Plan:

Name	Position with the Company
George E. Langley	President and Chief Executive Officer
Casey J. Cecala, III	Executive Vice President and Chief Credit Officer
Carol Ann Graf	Senior Vice President and Chief Financial Officer

2.2 Other Employees. All other management employees of the Company or its subsidiaries are eligible to participate and have been designated by the Compensation Committee as Participants in the 2005 Performance Plan. Additionally, other employees of the Company or its subsidiaries may earn incentive compensation under the Plan based primarily on the extent to which their respective business units achieve specified performance goals established as part of the Plan.

3. Performance Targets and Incentive Compensation Awards.

3.1 Fiscal 2005 Performance Targets. The Committee shall establish Performance Targets for fiscal 2005 for each of the following measures of financial performance. The Committee believes that these performance measures will have the greatest impact on the Company’s profitability in fiscal 2005 (the “Performance Measures”):

•	Loan volume;

•	Total demand deposit volumes;

•	Interest bearing deposits volumes (exclusive of time certificates of deposits);

•	Net operating profits; and

•	The ratio of loan charge-offs-to-total loans.

Different weights will be assigned to each of the Performance Measures, based on an assessment of their relative importance to the Company’s ability to achieve or exceed the net income and other Corporate Performance Goals that have been established for 2005.

3.2 Establishment of Performance Targets. In conjunction with the adoption of this Plan, the Committee will determine and designate, in accordance with the following terms and conditions, the Performance Targets under the 2005 Performance Plan that will determine the amounts of the incentive compensation awards that Plan Participants may earn under the 2005 Performance Plan:

(a) Baseline Performance Targets. For each Performance Measure set forth in Section 3.1 above, the Committee shall establish a performance level or target that the Company must exceed (a “Baseline Performance Target”) for Plan Participants to earn any incentive compensation award under the 2005 Performance Plan based on that Performance Measure;

(b) Extraordinary Performance Targets. The Committee shall determine, for each Performance Measure set forth in Section 3.1 above, a performance target that, if achieved, would in the Committee’s view constitute extraordinary financial performance in fiscal 2005 (each, an “Extraordinary Performance Target”); and

(c) Intermediate Performance Targets. The Committee shall determine, for each Performance Measure set forth in Section 3.1 above, Performance Targets falling between the Baseline Performance Target and the Extraordinary Performance Target (the “Intermediate Performance Targets”), that will entitle each of the Participants to earn an incentive compensation award under the Plan, the amount of which will depend on the Intermediate Performance Target that the Company achieves for Fiscal 2005.

3.3 Measurement Periods. The Performance Targets may be established for quarterly periods within the fiscal year ending December 31, 2005 (each, a “Quarterly Measurement Period”) or for the entirety of the fiscal year ending December 31, 2005 (the “Annual Measurement Period”). In the case of the Executive Officers, the performance measurement periods shall be the full fiscal year ending December 31, 2005.

3.4 Incentive Compensation Awards. In conjunction with the adoption of this Plan, the Compensation Committee will establish the incentive compensation awards that each Participant may earn under the 2005 Performance Plan, based on the extent to which the Company exceeds Baseline Performance measures that have been established by the Committee. Those incentive awards may be expressed as specified dollar amounts, as percentages of annual salary or by means of another metric that the Committee deems to be appropriate under the circumstances. The amounts of the incentive compensation awards may vary among the Participants based on such factors as the Committee deems appropriate, which may include (i) a Participant’s expected contribution to the Company’s Corporate Performance Goals for fiscal 2005, (ii) his or her position and level of responsibilities with the Company, (iii) his or her salary level, and (iv) his or her past individual performance and past contributions to the Company’s financial performance and record of accomplishments.

3.5 Determinations of Performance and Incentive Compensation Awards.

(a) The Committee shall, in its sole and absolute discretion, determine the extent to which the 2005 Performance Targets have been attained or exceeded. In the case of quarterly Performance Targets, such determinations shall generally be made within forty-five (45) days after the end of the fiscal quarter, in accordance with the same generally accepted accounting principles that are used to prepare the Company’s quarterly financial statements that are filed with the Securities and Exchange Commission (the “SEC”) and may be based directly on the financial statements or other measures of financial performance included in the Company’s Quarterly Report on Form 10-Q for the particular fiscal quarter for which such determinations are made. In the case of annual Performance Targets, such determinations shall generally be made within eighty (80) days after the end of fiscal 2005, in accordance with the same generally accepted accounting principles that are used to prepare the Company’s annual financial statements that are filed with the SEC and may be based directly on the audited financial statements or other measures of financial performance included in the Company’s Annual Report on Form 10-K for fiscal 2005.

(b) If the Committee determines, for any Quarterly Measurement Period during 2005, or the Annual Measurement Period ending December 31, 2005, that none of the Baseline Performance Targets was exceeded, then, Participants shall not be entitled to receive any incentive compensation awards for such Measurement Period under the 2005 Plan. If, instead, the Committee determines, in its sole and absolute discretion, that one or more of those Baseline Performance Targets have been exceeded, then, each Participant shall become entitled to receive an incentive compensation award under this 2005 Plan in an amount that is based on the Performance Targets actually achieved during such Quarterly or Annual Measurement Period (as the case may be). Additionally, to be eligible to receive an incentive compensation award under this 2005 Plan for any Measurement Period, a Participant must have been performing services for the Company or any subsidiary of the Company as of the last day of that Measurement Period. The determination as to whether a Participant was performing services for the Company or any subsidiary of the Company on the last day of any such Quarterly or Annual Measurement Period (as the case may be) also shall be made by the Committee, in its sole and absolute discretion.

3.6 Changes to Performance Targets. At any time prior to the end of fiscal 2005, the Compensation Committee may adjust or change the Performance Targets to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transactions, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Unexpected Event”), but only if such Unexpected Event was not foreseeable at the time the Performance Targets then in effect under this Plan were established and would, in the sole opinion of the Committee, (x) make it unlikely that such Performance Targets will be achieved or (y) result in the achievement of any Performance Targets that would not have been likely to be achieved in the absence of the occurrence of such Unexpected Event. Notwithstanding the foregoing, however, (i) the occurrence of any changes in the competitive environment or changes in economic or market conditions in the Company’s markets (such as the entry of new competitors in the Company’s markets), whether or not expected or reasonably foreseeable, shall not constitute an Unexpected Event and (ii) no change in any Performance Targets pursuant to this Section 3.6 shall be permitted to affect any incentive compensation award earned on the basis of Performance Targets achieved during a Measurement Period that ended prior to the occurrence of any such Unexpected Event.

3.7 Payment of Benefits. The Company shall pay any incentive compensation award earned by a Participant under this Plan in cash, less applicable payroll and other withholdings, within thirty (30) days following the Committee’s determinations as set forth in Section 3.5 above. All payments made by check under the 2005 Plan shall be delivered in person or mailed to the last address of a Participant that is set forth in the records of the Company or shall be deposited to the Participant’s direct deposit account on file with the payroll department of the Company. Each Participant shall be responsible for furnishing the Company with the Participant’s current address and any changes that may occur therein and, if the Participant desires an incentive compensation award to be deposited in a direct deposit account, the information and authorization required to enable the Company to cause such deposit to be made in such account.

4. Miscellaneous Provisions

4.1 No Enlargement of Employee Rights. Nothing in the 2005 Plan shall be construed to create or imply any contract of employment between any Participant and the Company or any subsidiary of the Company, to confer upon any Participant any right to continue in the employ of the Company or any subsidiary of the Company or to confer upon the Company or any subsidiary of the Company any right to require any Participant’s continued employment.

4.2 Rights Not Alienable. Any rights provided to a Participant under the 2005 Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by the Participant.

4.3 Other Compensation Plans. The adoption of the 2005 Plan shall not affect any other compensation plans in effect for the Company or any of its subsidiaries, nor shall the 2005 Plan preclude the Company or any of its subsidiaries from establishing or awarding any other forms of compensation for their respective employees, officers or directors, including the Participants.

4.4 Amendment and Termination of 2005 Plan. The Compensation Committee may amend, modify or terminate the 2005 Plan at any time, but any such amendment, modification or termination shall not be applied in a manner that would adversely affect any of the rights of any Participant with respect to any incentive compensation award under the 2005 Plan which had been awarded prior to such amendment, modification or termination.

4.5 Governing Law. To the extent not preempted by federal law, the 2005 Plan shall be determined in accordance with the laws of the State of California.

SCHEDULE A

FISCAL 2005 EXECUTIVE OFFICER

PERFORMANCE TARGETS AND INCENTIVE COMPENSATION AWARDS

The fiscal 2005 incentive compensation awards that may be earned by George E. Langley, the Company’s President and Chief Executive Officer, Casey J. Cecala, Executive Vice President and Chief Credit Officer, and Carol Ann Graf, Senior Vice President and Chief Financial Officer, will depend on the extent to which, if any, that the Company exceeds the fiscal 2005 Baseline Performance Targets established by the Compensation Committee for the following Performance Measures:

•	Loan volume;

•	Total demand deposit volume

•	Interest bearing deposit volume (exclusive of time certificates of deposits);

•	Net operating profits; and

•	Ratio of loan charge-offs-to-total loans.

Set forth below are the respective Maximum Incentive Compensation Awards, each stated as a percentage of base annual salary, that each of the above-named Executive Officers can earn under the 2005 Performance Plan, if the Company achieves at least some of the Extraordinary Performance Targets established by the Compensation Committee for Fiscal 2005:

Potential Maximum Incentive Compensation Award
As a Percentage of Base Annual Salary
George E. Langley, President and Chief Executive Officer	85.0%
Casey J. Cecela, Executive Vice President and Chief Credit Officer	50.0%
Carol Ann Graf, Senior Vice President and Chief Financial Officer	32.0%

For each Performance Measure, the Committee has established Company Intermediate Performance Targets between the Baseline Performance Target and the Extraordinary Performance Target. If the Baseline Performance Target for any Performance Measure is exceeded by the Company in Fiscal 2005, but the Extraordinary Performance Target for that Measure is not achieved, the amount of the incentive compensation award that an executive officer may earn will be based on the Intermediate Performance Targets that has been achieved.